As filed with the Securities and Exchange Commission on July 2,
2001

                                         Registration No. _______
                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                             ________

                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                            _________

                      THE YORK WATER COMPANY
      (Exact name of registrant as specified in its charter)

           Pennsylvania                  23-1242500
      (State or other jurisdiction of   (I.R.S. Employer
       Incorporation or organization)    Identification No.)

                      130 East Market Street
                    York, Pennsylvania  17405
                          (717) 845-3601
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                        William T. Morris
                             President
                      The York Water Company
                      130 East Market Street
                    York, Pennsylvania  17405
                          (717) 845-3601

    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             Copy to:
                         Howard L. Meyers
                   Morgan, Lewis & Bockius LLP
                        1701 Market Street
              Philadelphia, Pennsylvania 19103-2921
                           ____________

          Approximate date of commencement of proposed sale to which this Registration Statement relates: From time to time after this Registration Statement becomes effective.

          If only the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        __________________


CALCULATION OF REGISTRATION FEE

Title of each  Amount      Proposed     Proposed      Amount of
class of       to be       maximum      maximum       registra-
securities to  registered  offering     aggregate     tion fee
be registered              price per    offering
                           share(1)     price(1)

Common Stock,
no par value   120,000
per share      Shares       $24.88     $2,985,600     $746.40


(1) Based upon the average of the bid and asked price of the Company's common stock on June 25, 2001, estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PROSPECTUS [LOGO]

                          120,000 SHARES

                      THE YORK WATER COMPANY

                           COMMON STOCK

     The York Water Company is offering to certain holders of its common stock, no par value per share, non-transferable subscription rights to purchase up to an aggregate of 120,000 shares of the Company's common stock. Holders of record of the Company's common stock as of the close of business on June 30, 2001 have been granted one subscription right for every twenty-five (25) shares of the Company's common stock owned of record as of such date. No fractional shares of common stock will be issued upon the exercise of subscription rights. Any fractional share of common stock to which subscribing shareholders would otherwise be entitled will be rounded up or down to the nearest whole share. Each subscription right entitles the holder thereof to a basic subscription right to purchase one share of the Company's common stock at a purchase price of $23.61 per right, subject to proration in the event shareholders subscribe for more than 120,000 shares of common stock. See "Plan of Distribution - Basic Subscription Amount." The number of basic subscription rights to which each shareholder is entitled, or the basic subscription amount, is set forth on the pre-printed label on the subscription form which accompanies this prospectus.

     Shareholders shall have until 5:00 P.M. Eastern Daylight Savings Time on September 10, 2001, the expiration date, to exercise their subscription rights. If less than all of the shares have been subscribed for as of the expiration date, Shareholders who subscribe for the entire basic subscription amount are eligible for an oversubscription privilege to purchase, for $23.61 per share, their pro-rata portion of the remaining unsubscribed shares. See "Plan of Distribution Oversubscription Privilege." Shareholders are not obligated to exercise any or all of the subscription rights allotted to them hereunder.

The offering of shares of common stock by the Company is conditioned upon the subscription of a minimum of 60,000 shares prior to the expiration date unless such condition is waived by the Company. Pending the issuance of the shares, all subscription funds will be held in a separate, interest bearing bank account of the Company. The offering of the shares may be modified or terminated by the Company at any time.
                        __________________

      THE OFFER WILL EXPIRE AT 5:00 P.M. EASTERN DAYLIGHT SAVINGS
TIME ON SEPTEMBER 10, 2001, UNLESS EXTENDED BY THE COMPANY.

                                   Underwriting
                      Price to      Discounts    Proceeds to
                       Public          and       Company(2)
                                  Commissions(1)

Per Share              $23.61          -0-            $23.61
Total Minimum          $23.61          -0-        $1,416,600
Total Maximum          $23.61          -0-        $2,833,200

(1) The offering will be made directly by the Company without the payment of any underwriting discounts, commissions or brokers' fees to any third party.
(2) Before deducting expenses, estimated at $69,080, payable by the Company.

           The date of this prospectus is July 2, 2001.

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN INDICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                        TABLE OF CONTENTS

                                                             PAGE

The Company. . . . . . . . . . . . . . . . . . . . . . . .     5
Recent Developments. . . . . . . . . . . . . . . . . . . .     5
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .     5
Plan of Distribution . . . . . . . . . . . . . . . . . . .     5
      The Offering . . . . . . . . . . . . . . . . . . . .     5
      Purchase Period. . . . . . . . . . . . . . . . . . .     6
      Basic Subscription Amount. . . . . . . . . . . . . .     6
      Basic Subscription Procedure . . . . . . . . . . . .     6
      Oversubscription Privilege . . . . . . . . . . . . .     7
      Exercising the Oversubscription Privilege. . . . . .     7
      Exercising Subscription Rights through Brokers and
       Dealers . . . . . . . . . . . . . . . . . . . . . .     7
      Company's Right to Reject or Waive Defective
       Subscriptions . . . . . . . . . . . . . . . . . . .     8
      Non-Transferability of Subscription Rights . . . . .     8
      Minimum Condition of Offering. . . . . . . . . . . .     8
      Withdrawal Rights of Company . . . . . . . . . . . .     8
      Escrow of Subscription Funds . . . . . . . . . . . .     8
      Irrevocability of Subscriptions. . . . . . . . . . .     8
      Issuance of Shares . . . . . . . . . . . . . . . . .     9
      Regulatory Obligations . . . . . . . . . . . . . . .     9
      Federal Income Tax Consequences. . . . . . . . . . .     9
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . .     9
Experts. . . . . . . . . . . . . . . . . . . . . . . . . .    10
Available Information. . . . . . . . . . . . . . . . . . .    10
Documents Incorporated by Reference. . . . . . . . . . . .    10
Subscription Form. . . . . . . . . . . . . . . . . . . . .    12
Instructions to Subscription Form. . . . . . . . . . . . .    16
General Instructions . . . . . . . . . . . . . . . . . . .    16
Example of Subscription Form . . . . . . . . . . . . . . .    18


                           THE COMPANY

     The Company is a Pennsylvania corporation which was incorporated by Special Act of the General Assembly of Pennsylvania in 1816. It is the oldest investor-owned water utility in Pennsylvania. The Company is engaged in the business of impounding, purifying and distributing water within its franchised territory, which is located within York County, Pennsylvania. The Company presently operates under the Pennsylvania Business Corporation Law and the Pennsylvania Public Utility Code and is subject to regulation by the Pennsylvania Public Utility Commission (PPUC). The Company has no direct competitors within its area of operations.

     The Company's franchised territory is comprised of approximately 275 square miles and includes portions of the City of York, the Boroughs of Hallam, Jacobus, Jefferson, Loganville, Manchester, Mount Wolf, East Prospect, Glen Rock, New Freedom, Railroad, Shrewsbury, Spring Grove, New Salem, North York, Seven Valleys, West York, York Haven and Yorkana and portions of the Townships of Codorus, Conewago, East Manchester, Hellam, Jackson, Lower Windsor, Manchester, North Codorus, Spring Garden, Hopewell, Newberry, North Hopewell, Shrewsbury, Springettsbury, Springfield, West Manchester, Windsor and York. The portion of York County serviced by the Company is located in the south-central part of Pennsylvania, about 80 miles west of Philadelphia, 23 miles south of Harrisburg and 20 miles north of the Maryland border. The population of York County in 2000 was 381,751 according to the U.S. Census Bureau. During the five-year period ended in 2000, the Company maintained increased growth with respect to its customers and the distribution facilities which it has placed into service.

     The address of the Company is 130 East Market Street, York,
Pennsylvania 17405-7089, and its telephone number is (717)
845-3601.

                       RECENT DEVELOPMENTS

     The Company's water rates are regulated by the PPUC. Within the past several years the Company has filed written applications for rate increases with the PPUC and has been granted rate relief as the result of such requests. Generally, such requests have been made on an approximate 24 month basis, and relief has been granted within an average of seven months following each such request. The most recent formal rate request was filed by the Company on March 20, 2001, seeking an 11.1% increase in annual revenues. While it is not anticipated that the Company will obtain the full amount of the rate increase requested, such an increase, if approved in its entirety, is designed to produce approximately $2,039,790 in additional annual operating revenues; however, the exact amount of any rate increase authorized by the PPUC and the timing of such approval cannot be determined at this time.

     During 1999, the Company received approval of a rate increase from the PPUC. Effective October 1, 1999, the Company was granted a 5.3% rate increase (the "1999 PPUC Order"), which was designed to produce an increase in annual operating revenues of approximately $651,000. The 1999 PPUC Order was issued in response to the Company's April 22, 1999 request for an 8.8% increase in rates.

     During 2000, the Company incurred approximately $6.4 million in capital expenditures and anticipates capital expenditures of approximately $6.6 million for 2001. The Company anticipates satisfying such requirements through internally generated funds, customer advances and short-term borrowings. The receipt of approximately $12.1 million from the sale of Shares pursuant to the exercise of the Subscription Rights will be used to repay short-term borrowings. For the fiscal years 2002 and 2003, the Company projects approximately $6.1 million and $8.0 million in construction expenditures. In order to meet these projected capital expenditures, the Company anticipates raising funds through internally generated funds, customers' advances, short-term borrowings and proceeds from the issuance of common stock under its employee stock purchase plan and dividend reinvestment plan. As of May 31, 2001, the Company had $12.1 million available for borrowing pursuant to its existing $16 million bank lines of credit. The Company anticipates that it will continue to submit an application or applications with the PPUC from time to time in the future proposing increases in rates to provide the fair rate of return on the capital expenditures associated with its construction projects.

                         USE OF PROCEEDS

     The net proceeds of the offering, assuming the sale of all Shares being offered hereby, are estimated to be approximately $2,764,120, after deducting expenses of the offering estimated to be approximately $69,080. Approximately $2,764,120 of such net proceeds will be used to retire short-term debt. If less than $2,764,120 is received, the Company will retire less short term debt and fund its remaining capital expenditure requirements by drawing down additional amounts from its existing bank lines of credit.

                       PLAN OF DISTRIBUTION

THE OFFERING

      The Company is offering non-transferable subscription rights to purchase up to a maximum of 120,000 shares of its common stock at a subscription price of $23.61 per share. The offering of the shares of common stock through subscription rights will be made directly by the Company to the shareholders.

     Each shareholder of the Company as of the record date, which was the close of business on June 30, 2001, will receive one subscription right for every twenty-five (25) shares of common stock owned as of such date. Each subscription right entitles the holder thereof to purchase one share for each subscription right, subject to proration in the event shareholders subscribe for an aggregate of more than 120,000 shares of common stock in accordance with the basic subscription procedure described below. Fractional subscription rights will not be granted, and shareholders who would otherwise be entitled to receive a fractional subscription right will receive the number of subscription rights rounded up or down to the nearest whole subscription right. The basic subscription amount to which each shareholder is entitled is set forth on the pre-printed label on the subscription form which accompanies this prospectus. Beneficial owners of common stock held in "street name" should refer to "Exercising Subscription Rights through Brokers and Dealers."

     Subject to the allocation described below, each subscription right also carries the right to subscribe at the purchase price for additional shares, or an oversubscription privilege, up to the amount offered hereby. All beneficial holders who exercise the basic subscription right in full will be entitled to exercise the oversubscription privilege in accordance with the additional subscription procedure described below in "Exercising the Oversubscription Privilege." Shareholders are under no obligation to exercise any or all of the subscription rights which have been granted to them pursuant to this offering.

PURCHASE PERIOD

     Shareholders shall have until 5:00 P.M. Eastern Daylight Savings Time (EDST) on September 10, 2001, referenced throughout this prospectus as the expiration date, to deliver properly exercised subscription rights to the Company, in accordance with the procedure described below in "Basic Subscription Procedure." The Offering will expire at 5:00 P.M. EDST on the expiration date, unless extended by the Company. All subscription rights which have not been exercised prior to the expiration date will terminate and become null and void for all purposes.

BASIC SUBSCRIPTION AMOUNT

     Shareholders shall receive one subscription right for every twenty-five (25) shares of the Company's common stock which are held as of the record date. Subscription rights will entitle the holders thereof to a basic subscription right to purchase, at the purchase price, one share of common stock for each subscription right which is held. However, in the event shareholders subscribe for an aggregate of more than 120,000 shares of common stock through the exercise of their basic subscription rights, the Company will issue 120,000 shares of common stock on a pro rata basis (adjusted by rounding up or down to the nearest whole share to avoid the issuance of fractional shares), based upon the number of subscription rights validly exercised. For instance, if Shareholder A exercised in full its basic subscription right for 100 shares and the participating shareholders subscribed for an aggregate of 140,000 shares of common stock, the Company would issue 86 shares (arrived at by rounding up to the nearest whole share) to Shareholder A and 120,000 shares to all shareholders.

     The Company will promptly refund to subscribing shareholders, without interest or deduction, all subscription funds which are not applied against the purchase of shares due to any such proration of the shares. No fractional subscription rights will be granted. Shareholders who would otherwise be entitled to a fractional subscription right will receive the number of subscription rights rounded up or down to the nearest whole subscription right.

BASIC SUBSCRIPTION PROCEDURE

     Shareholders may exercise their subscription rights by completing and signing the accompanying subscription form in accordance with the instructions attached thereto and by mailing or delivering the completed subscription form to:

           The York Water Company
           130 East Market Street,
           York, Pennsylvania 17405-7089
           Attention:  Assistant Secretary

The completed subscription form and full payment of the purchase price must be received by the Company on or before the expiration date in order for shares to be validly purchased under the basic subscription procedure. Payment of the purchase price for all shares subscribed must be made by personal, certified or cashier's check, or money order, payable to the order of the Company. A return envelope has been provided for the convenience of the shareholders. Shareholders are recommended to use certified or registered mail, return receipt requested, for all returns which are sent by mail.

OVERSUBSCRIPTION PRIVILEGE

     All shareholders who have fully purchased the basic subscription amount allotted to them are eligible to purchase their pro-rata portion of any unsubscribed shares at the purchase price.

     The only shares available for additional subscription are those shares which remain unsubscribed under the basic subscription procedure set forth above. If the amount of unsubscribed shares is insufficient to satisfy all additional subscription requests, the available shares will be allotted among those shareholders electing to subscribe for additional shares on a pro rata basis in proportion to the number of shares each beneficial holder exercising the oversubscription privilege has purchased under the basic subscription procedure; provided, however, that if such pro rata allocation results in any shareholder being allocated a greater number of additional shares than such shareholder subscribed for pursuant to the exercise of such shareholder's oversubscription privilege, then such holder will be allocated only such number of additional shares as such shareholder subscribed for and the remaining additional shares will be allocated among all other shareholders exercising the oversubscription privilege.

EXERCISING THE OVERSUBSCRIPTION PRIVILEGE

     Shareholders who purchase the entire basic subscription amounts allotted to them may purchase additional unsubscribed shares by completing the accompanying subscription form in accordance with the instructions described below in "Instructions to Subscription Form." A down payment equal to 10% of the purchase price for the additional shares must be made at the same time payment is made for shares purchased under the basic subscription procedure. Within five business days after the expiration date, the Company will mail to each shareholder who properly subscribed for additional shares an invoice which sets forth the exact number of additional shares which are available for purchase and the exact amount of the balance due from the shareholder with respect to such additional shares. Payment for the additional shares must be made by personal, certified or cashier's check, or money order, payable to the order of the Company and must be received by the Company within 15 business days following the expiration date. If the full amount of such balance due has not been received by the Company within such 15-day period, the 10% down payment previously paid by the shareholder will be returned to such shareholder, without interest or deduction, and only the shares to be issued under the basic subscription procedure will be issued to such shareholder.

     The exact number of additional shares that will be available will not be determined until the expiration date. If the total number of additional subscribed shares exceeds the total number of unsubscribed shares which are available, such additional shares will be allocated on a pro rata basis in proportion to the number of shares each beneficial holder exercising the oversubscription privilege has purchased under the basic subscription procedure; provided, however, that if such pro rata allocation results in any shareholder being allocated a greater number of additional shares than such shareholder subscribed for pursuant to the exercise of such shareholder's oversubscription privilege, then such holder will be allocated only such number of additional shares as such shareholder subscribed for and the remaining additional shares will be allocated among all other shareholders exercising the oversubscription privilege. The Company will promptly refund to subscribing shareholders, without interest or deduction, subscription funds which are not applied against the purchase of additional shares due to any such proration of shares.

EXERCISING SUBSCRIPTION RIGHTS THROUGH BROKERS AND DEALERS

     Shareholders, such as broker-dealers, depositories, banks, agents, administrators, trustees or their nominees, who hold shares of common stock for the account of others should forward this prospectus to the respective beneficial owners of such shares as of the record date as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to their participation in this offering. Since such beneficial owners are not holders of record of common stock, they will not receive subscription forms which set forth the number of subscription rights that may be exercised; however, such holders should receive a letter of instruction from their holder of record, or agent, which sets forth the number of shares such holders may subscribe for in the offering through such agent.
The Company will reimburse such agent for customary mailing and handling expenses in forwarding copies of this prospectus. If a beneficial owner instructs their agent to purchase shares in the offering and forwards proper payment for such shares, such agent should complete the subscription form and remit funds to the Company to effect such purchase.

     BENEFICIAL OWNERS SHOULD CONTACT THE HOLDER OF RECORD OF ITS SHARES WELL IN ADVANCE OF THE EXPIRATION DATE TO MAKE THE NECESSARY ARRANGEMENTS FOR THE PURCHASE OF SHARES PRIOR TO THE DATE THE HOLDER OF RECORD COMPLETES AND FORWARDS THE SUBSCRIPTION FORM TO ENSURE THAT SHARES ARE PROPERLY PURCHASED. A beneficial owner may only acquire additional shares through the oversubscription privilege in the event (i) such beneficial owner properly elects to acquire additional shares and forwards the appropriate down payment to the holder of record and (ii) the holder of record exercises its entire basic subscription amount.

COMPANY'S RIGHT TO REJECT OR WAIVE DEFECTIVE SUBSCRIPTIONS

     All questions as to the validity of the exercise of any subscription rights or as to the time of receipt of the subscription form will be determined by the Company, which determination shall be final and binding. The Company, in its sole discretion, reserves the right to waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject any improper exercise of a subscription right. THE COMPANY SHALL NOT BE UNDER ANY DUTY TO NOTIFY ANY SHAREHOLDER OF ANY DEFECTS OR IRREGULARITIES IN THE EXERCISE OF SUBSCRIPTION RIGHTS AND SHALL NOT INCUR ANY LIABILITY FOR THE FAILURE TO GIVE ANY SUCH NOTIFICATION.

     The risk of nondelivery of this prospectus, the subscription form, the Company's invoice for additional subscription shares, if any, and any and all payments for subscription amounts due the Company will be borne by the shareholder who exercises subscription rights and not by the Company. No monies paid to the Company will be returned to any shareholder unless (i)
60,000 shares are not subscribed for or the Company otherwise terminates the offering, (ii) there is a proration of shares, or
(iii) the price of allotted additional shares is less than the 10% down payment. All monies to be returned by the Company will be mailed promptly without interest or deduction.

NON-TRANSFERABILITY OF SUBSCRIPTION RIGHTS

      Subscription rights may not be sold, transferred, donated, pledged, assigned or otherwise voluntarily or involuntarily disposed of, except that, upon the death of any shareholder, any outstanding subscription rights granted to such shareholder may be exercised by such shareholder's duly authorized representative prior to 5:00 P.M., EDST on the expiration date. A shareholder who sells shares of the Company's common stock after the record date will still be entitled to receive subscription rights with respect to such common stock. Such sale will not constitute a transfer of the subscription rights relating to such shares.

MINIMUM CONDITION OF OFFERING

     This offering is conditioned upon the valid exercise of a minimum of 60,000 subscription rights prior to the expiration date.

WITHDRAWAL RIGHTS OF COMPANY

     The Company reserves the absolute right to withdraw from, cancel, modify or terminate this offering at any time prior to the expiration date.

ESCROW OF SUBSCRIPTION FUNDS

     Pending the issuance of shares, all subscription funds will be held in a separate, interest bearing bank account of the Company. In the event the Company withdraws or terminates this offering for any reason, the subscription funds will be refunded promptly to subscribing shareholders, without interest or deduction, and the Company will retain the interest earned on such funds, if any.

IRREVOCABILITY OF SUBSCRIPTIONS

     Once the Company has received an executed subscription form, such subscription form shall not be revocable by the shareholder for any reason. Delivery of an executed subscription form and the required purchase price from a shareholder to the Company on or before the expiration date will constitute a binding agreement between such shareholder and the Company in accordance with the terms and conditions set forth herein.

ISSUANCE OF SHARES

     Shareholders are not required to hold common stock through the date the shares are issued in order to exercise subscription rights and participate in this offering. If shareholders fully subscribe for all shares through the exercise of their basic subscription rights, certificates for the shares will be issued by the Company as soon as practicable following the expiration date (i.e., September 10, 2001). If shares remain following the exercise of basic subscription rights, certificates for all shares will be issued following the exercise period for the oversubscription privilege (i.e., as soon as practicable after September 10, 2001). Prior to the issuance of shares, a shareholder who elects to exercise subscription rights shall not be considered to beneficially own the shares issuable upon exercise of such subscription rights, and such shares shall not be deemed to be held of record for any purpose. Moreover, prior to any issuance of shares, the subscription rights shall not be deemed to bestow upon shareholders any voting, dividend or other rights with respect to the subscription rights or the shares underlying such subscription rights.

REGULATORY OBLIGATIONS

     The offer and sale of the Company's common stock pursuant to this offering is subject to PPUC approval. On June 6, 2001, the PPUC registered a Securities Certificate with respect to this offering, thereby authorizing the distribution of the subscription rights and the issuance of common stock.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of some of the federal income tax consequences relating to the Offering. This summary is based upon the Internal Revenue Code of 1986, as amended, applicable regulations, judicial decisions and administrative interpretations of law, all of which are subject to change or modification. Any change in the current tax laws may or may not be retroactive. Additionally, state, local or foreign tax laws may have an impact on certain investors. SINCE THE FOLLOWING IS ONLY INTENDED AS A BRIEF REVIEW, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL INCOME TAX DISCUSSION HEREIN, AS WELL AS STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS, INSOFAR AS THE SAME ARE APPLICABLE TO EACH SHAREHOLDER'S TAX
SITUATION.

     For United States federal income tax purposes, receipt of the subscription rights pursuant to this offering should be treated as a nontaxable distribution. A shareholder will have a zero basis in the subscription rights received in this offering, except that a portion of such shareholder's basis in the shares shall be allocated to the subscription rights (based on the relative fair market values of the shares and the subscription rights at the time of the distribution) if (i) such shareholder exercises subscription rights and (ii) either (A) such shareholder elects under Section 307 of the Code to make such an allocation or (B) the fair market value of the subscription rights at the time of the distribution equals or exceeds 15% of the fair market value of the shares at that time.

     Upon exercise of a subscription right, a shareholder will not recognize income, gain or loss. The basis of shares acquired upon exercise of subscription rights will equal the sum of the purchase price and such shareholder's basis, if any, in the subscription rights exercised. The holding period for shares will begin on the date of exercise.

     No loss will be recognized by a shareholder who receives subscription rights in this offering and allows those subscription rights to lapse.

                          LEGAL OPINION

     The validity of the shares offered hereby will be passed upon for the Company by Morgan, Lewis & Bockius LLP, 1701 Market
Street, Philadelphia, PA 19103-2921.

                             EXPERTS

     The financial statements and schedule of the Company as of December 31, 2000 and the year ended December 31, 2000 have been incorporated by reference herein and in the registration statement in reliance upon the report of Stambaugh Ness, PC, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The financial statements and schedule of the Company as of December 31, 1999, and for each of the years in the two-year period ended December 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     KPMG LLP was previously the principal accountants for the Company. However, on March 29, 2000 pursuant to a decision of the Company's Board of Directors, such firm's appointment as principal accountants was terminated, and Stambaugh Ness, PC was engaged as principal accountants to the Company.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained in person from the Public Reference Section of the SEC at its principal office located at 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates. In addition, the SEC maintains a site on the world wide web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Information, as of particular dates, concerning directors and officers of the Company, their remuneration and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of The York Water Company and filed with the SEC.

     This Prospectus constitutes a part of a registration statement on Form S-3, together with all exhibits thereto filed by the Company with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the securities offered hereby. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the SEC and may be obtained upon payment of the prescribed fee or may be examined without charge at the public reference facilities of the SEC described above. Statements contained herein concerning the provisions of documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.


               DOCUMENTS INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K for the year ended December 31, 2000, the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2001, the description of the Company's common stock set forth in the Company's Current Report on Form 8-K filed with the SEC on June 12, 1997 and all reports and other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus shall be deemed to be incorporated by reference and to be part hereof from the date of filing of such reports and documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The information relating to the Company contained in this Prospectus summarizes, is based upon, or refers to, information and financial statements contained in one or more of the documents incorporated by reference herein; accordingly, such information contained herein is qualified in its entirety by reference to such documents and should be read in conjunction therewith.

     On the written or oral request of any shareholder of the Company to whom a copy of this Prospectus has been delivered, the Company will provide such shareholder, without charge, with a copy of any or all of the documents described above which have been incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for copies of such documents should be addressed to Assistant Secretary, The York Water Company, 130 East Market Street, York, PA 17405.

                        SUBSCRIPTION FORM

                               FOR

                      SHARES OF COMMON STOCK


                      THE YORK WATER COMPANY

TO:   The York Water Company
      130 East Market Street
      York, Pennsylvania 17405-7089

              GENERAL PROVISIONS APPLICABLE TO BASIC
        SUBSCRIPTION AMOUNT AND OVERSUBSCRIPTION PRIVILEGE

     The undersigned shareholder (the "Shareholder") of The York
Water Company (the "Company") hereby acknowledges and agrees to the following provisions:

     1. The number of shares of common stock that may be acquired upon the exercise of subscription rights granted to the Shareholder ("Subscription Shares") is set forth on the label above PART A of the subscription form.

     2. The Shareholder may purchase the Subscription Shares allotted, subject to proration as described in "Basic
Subscription Amount" of the accompanying prospectus.

     3. The Shareholder may purchase shares at a purchase price of $23.61 per share.

     4. The Company reserves the right to reject any defective subscriptions to purchase shares of common stock.

     5. The obligation of the Company to issue shares of common stock to the Shareholder in accordance with this Subscription Form is subject to the Company's timely receipt of the required purchase price for the shares, in accordance within the instructions set forth herein, by personal, certified or cashier's check, or money order, payable to the order of the Company.

     6. The Company's obligation to issue shares to the Shareholder is further conditioned upon the subscription of a minimum of 60,000 shares, unless such condition is waived by the Company, and the right of the Company to modify or terminate the offering at any time.

     7. Certificates for shares of common stock shall be issued to the Shareholder by the Company as soon as practicable (i) following September 10, 2001 if the offering is fully subscribed through the Shareholders' exercise of their basic subscription rights or (ii) following September 15, 2001 if shares remaining after the exercise of basic subscription rights are offered pursuant to the oversubscription privilege.

     8. Shareholders who exercise subscription rights are not obligated to hold shares of common stock continuously through the date the shares are issued (as described in paragraph 7 above) in order to receive shares of common stock pursuant to the exercise of the subscription rights.

     9. The subscription rights granted hereunder may not be sold, transferred, assigned, pledged, donated or in any way disposed of by the Shareholder.

     10. The Shareholder is not obligated to exercise any or all of the subscription rights which have been granted hereunder.

     11.  The offering will expire at 5:00 P.M. EDST on September
10, 2001 unless otherwise extended by the Company.

     12. The Subscription Form, once executed and delivered to the Company hereunder, shall not be revocable by the Shareholder.

     13. All capitalized terms used herein which have not been defined shall have the same meanings ascribed to them in this prospectus.


                        SUBSCRIPTION FORM

                               FOR

                      SHARES OF COMMON STOCK


                      THE YORK WATER COMPANY

To:   The York Water Company
      130 East Market Street
      York, Pennsylvania  17405-7089


PART A.  BASIC SUBSCRIPTION AMOUNT

Shares Eligible For Purchase Upon
Exercise of Subscription Rights,
as Allotted to Shareholder          _____________________________
("Subscription Shares"):            (As specified on above label)


   SUBSCRIPTION SHARES PURCHASE PRICE          PAYMENT TO COMPANY

   _______    X    [$_____] per share  =                $________


PART B.  OVERSUBSCRIPTION PRIVILEGE

   SUBSCRIPTION SHARES DOWN PAYMENT

   _______*   X    [$_____] per share x 10%  =          $________

     TOTAL PAYMENT ENCLOSED                             $      **





_________

   * Prior to the purchase of any additional shares under PART B, the Shareholder is obligated to purchase the maximum amount of Subscription Shares allotted under PART A. There is no limit on the number of additional shares which can be subscribed for in PART B.

   ** Include the entire Purchase Price for Subscription Shares purchased under PART A and the 10% down payment of the Purchase Price for Subscription Shares purchased, if any, under PART B. The balance of the Purchase Price for PART B Subscription Shares will be invoiced by the Company. The Company will not be responsible for failure of delivery or receipt of any documents or payments relating in any manner to the subscription procedure. The Company recommends that you use hand delivery or certified or registered mail with return receipt requested.




PART C.  SHAREHOLDER'S SIGNATURE, ADDRESS AND DATE

Shareholder's Name_____________________________________
                             (please print)

Shareholder's Address__________________________________

Telephone (             )     Date_____________________

Shareholder's Signature________________________________


PRIOR TO THE ISSUANCE OF COMMON STOCK PURSUANT TO THE EXERCISE OF SUBSCRIPTION RIGHTS IN THE OFFERING, THE SUBSCRIPTION RIGHTS SHALL NOT BE DEEMED TO BESTOW UPON SHAREHOLDERS VOTING RIGHTS, DIVIDEND RIGHTS OR OTHER RIGHTS WITH RESPECT TO THE SUBSCRIPTION RIGHTS OR THE COMMON STOCK SUBJECT TO THE SUBSCRIPTION RIGHTS.


                INSTRUCTIONS TO SUBSCRIPTION FORM


     1.   If you wish to purchase all or part of your BASIC
SUBSCRIPTION AMOUNT, complete PART A and PART C of the
SUBSCRIPTION FORM which accompanies this prospectus and return it together with proper payment to the Company.

     2. If you wish to purchase all of your BASIC SUBSCRIPTION AMOUNT in PART A as well as all or part of any available OVERSUBSCRIPTION PRIVILEGE in PART B, complete PART A, PART B and PART C of the SUBSCRIPTION FORM and return it together with proper payment to the Company. An example of a partially completed Subscription Form with shares and dollar amounts inserted is set forth immediately hereafter in this prospectus.


                       GENERAL INSTRUCTIONS

     The total number of shares you may acquire in the basic subscription is printed on the pre-printed label on the SUBSCRIPTION FORM which accompanies this prospectus. One subscription right and the full $23.61 purchase price per share are required for each share you subscribe for under PART A, together with the 10% down payment for any subscribed shares under PART B. Only if you have purchased the maximum number of shares available to you under PART A of the SUBSCRIPTION FORM, may you also subscribe to purchase additional shares under PART
B. There is no limit on the number of additional shares which can be subscribed for in PART B. If sufficient shares are not available to satisfy completely all requests for shares under PART A or PART B, a pro rata allotment, as described in the prospectus, will be used to apportion the available shares among all Shareholders electing to purchase shares under PART A or additional shares under PART B, with any fractional allotted shares being rounded up or down to the nearest whole share. Subscription Rights may not be transferred or sold by the Shareholder. Please send your completed SUBSCRIPTION FORM and required payment in the enclosed return envelope to:

                     THE YORK WATER COMPANY
                     130 East Market Street
                      York, PA 17405-7089
                Attention:  Assistant Secretary

To be effective, your completed SUBSCRIPTION FORM and required payment must be received by the Company on or before 5:00 P.M.
EDST on September 10, 2001.

     INSTRUCTIONS FOR PART A - If you wish to subscribe under the basic subscription procedure for all or part of the number of shares allotted to you, as set forth on the pre-printed label on the SUBSCRIPTION FORM which accompanies this prospectus, please complete PART A of the SUBSCRIPTION FORM as follows:

          (1) Enter in PART A the number of shares you desire to purchase (up to but not in excess of the number of shares shown on the label).

          (2) Multiply the number of shares you desire to purchase by the purchase price of $23.61 per share and enter the resulting amount in the Payment to Company column in PART A.

          (3) If you are not subscribing for additional shares under PART B, enter the total amount shown for PART A on the TOTAL PAYMENT ENCLOSED line of PART B, complete all portions of PART C of the SUBSCRIPTION FORM and return your SUBSCRIPTION FORM and a personal, certified or cashier's check, or money order, in the correct amount to the Company's office in the enclosed envelope by hand delivery or by mail with postage prepaid by you.



     INSTRUCTIONS FOR PART B - IF YOU WISH TO SUBSCRIBE FOR ADDITIONAL SHARES UNDER THE OVERSUBSCRIPTION PRIVILEGE AND HAVE SUBSCRIBED FOR THE MAXIMUM NUMBER OF SHARES ALLOTTED TO YOU UNDER PART A OF THE SUBSCRIPTION FORM, PLEASE COMPLETE PART B OF THE SUBSCRIPTION FORM AS FOLLOWS:

          (1) Enter on PART B the number of additional shares you wish to purchase. There is no limit on the number of additional shares which can be subscribed for in PART B.

          (2) Multiply that number of shares by the purchase price of $23.61 per share and enter 10% of the resulting purchase price in the Payment to Company column for PART B.

          (3)  Enter in the TOTAL PAYMENT ENCLOSED line of PART
     B the total of the amounts of Payments to Company shown in PARTS A and B, complete all portions of PART C of the SUBSCRIPTION FORM and return your SUBSCRIPTION FORM and a personal, certified or cashier's check, or money order, in the correct amount to the Company's office in the enclosed envelope by hand delivery or by mail with postage prepaid by you.

          (4)  Within five business days following the
     expiration date, the Company will mail to each Shareholder who has subscribed to purchase additional shares under PART B an invoice which sets forth the exact number of additional shares which are available for purchase and the exact amount of the balance due from the Shareholder with respect to such additional shares. PAYMENT FOR THE BALANCE OF ANY ADDITIONAL SHARES PURCHASED MUST BE RECEIVED BY THE COMPANY WITHIN 15 BUSINESS DAYS FOLLOWING THE EXPIRATION DATE IN ORDER FOR SUCH SUBSCRIPTION TO BE VALID. If the full amount of the balance due has not been received by the Company within this 15-day period, the 10% down payment previously paid by such Shareholder shall be refunded in full and no additional shares will be issued to such subscribing Shareholder.

     INSTRUCTIONS FOR PART C - Print your name, address, telephone number and date in PART C. The signature of the Shareholder must also appear in PART C. The SUBSCRIPTION FORM with the signature of one of multiple owners will be acceptable to the Company. However, if the SUBSCRIPTION FORM is signed and executed by an attorney, executor, administrator, guardian or other fiduciary, or by an officer of a corporation, and the Subscription Rights are not granted in such manner, the person so executing must give his or her full title in such capacity.

     SUBSCRIPTION FORMS received for subscriptions with less than the correct payments will be returned to the senders.

           SAMPLE -- FOR ILLUSTRATION PURPOSES ONLY

                            EXAMPLE OF

                        SUBSCRIPTION FORM

                               FOR

                      SHARES OF COMMON STOCK

                      THE YORK WATER COMPANY

To:   The York Water Company
      130 East Market Street
      York, Pennsylvania  17405-7089

                1234567   SUBSCRIPTION SHARES:  10

                JOHN DOE & JANE DOE TEN ENT
                123 MAIN STREET
                ANYTOWN, PA  00000

PART A.  BASIC SUBSCRIPTION AMOUNT

Shares Eligible for Purchase Upon Exercise of
Subscription Rights, as Allotted to Shareholder
("Subscription Shares"):                          10
                   (as specified on above label)

   SUBSCRIPTION SHARES  PURCHASE PRICE         PAYMENT TO COMPANY

       10             X  $23.61  per share  =        $236.10


PART B.  OVERSUBSCRIPTION PRIVILEGE

   SUBSCRIPTION SHARES DOWN PAYMENT

       15*            X  $23.61 per share x 10%  =    $35.42

                          TOTAL PAYMENT ENCLOSED     $271.52 **

________________

   * Prior to the purchase of any additional shares under PART B, the Shareholder is obligated to purchase the maximum amount of Subscription Shares allotted under PART A. There is no limit on the number of additional shares which can be subscribed for in PART B.

   ** Include the entire purchase price for Subscription Shares purchased under PART A and the 10% down payment of the purchase price for Subscription Shares purchased, if any, under PART B. The balance of the purchase price for PART B Subscription Shares will be invoiced by the Company. The Company will not be responsible for failure of delivery or receipt of any documents or payments relating in any manner to the subscription procedure. The Company recommends that you use hand delivery or certified or registered mail with return receipt requested.

(Continued on next page)

PART C.  SHAREHOLDER'S SIGNATURE, ADDRESS AND DATE

Shareholder's Name ___________________________________
                              (please print)

Shareholder's Address

Telephone (____) ____________  Date

Shareholder's Signature


PRIOR TO THE ISSUANCE OF COMMON STOCK PURSUANT TO THE EXERCISE OF SUBSCRIPTION RIGHTS IN THE OFFERING, THE SUBSCRIPTION RIGHTS SHALL NOT BE DEEMED TO BESTOW UPON SHAREHOLDERS VOTING RIGHTS, DIVIDEND RIGHTS OR OTHER RIGHTS WITH RESPECT TO THE SUBSCRIPTION RIGHTS OR THE COMMON STOCK SUBJECT TO THE SUBSCRIPTION RIGHTS.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated fees and expenses in connection with the issuance and distribution of the shares being registered hereunder will be paid by the Registrant and are as follows:

      Registration fee . . . . . . . . . $    746
      Printing and engraving . . . . . .    7,122
      Accounting fees and expenses . . .   10,890
      Legal fees and expenses. . . . . .   47,740
      Miscellaneous. . . . . . . . . . .    2,582
              Total Expenses . . . . . .  $69,080


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 1741 and 1742 of the Pennsylvania Business Corporation Law of 1988, as amended (BCL), provide that a business corporation may indemnify directors and officers against liabilities they may incur in such capacity if the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. The corporation is required under Section 1743 of the BCL to indemnify directors and officers against expenses they may incur in defending such actions against them in such capacities if they are successful on the merits or otherwise in defense of such actions.

     Section 1713 of the BCL permits the shareholders to adopt a bylaw provision relieving a director (but not an officer) of personal liability for monetary damages except where (i) the director has breached the applicable standard of care, and (ii) such conduct constitutes self-dealing, willful misconduct or recklessness. The statute provides that a director may not be relieved of liability for the payment of taxes pursuant to any federal, state or local law or responsibility under a criminal statute. Article VII of the Company's By-Laws limits the liability of any director of the Company to the fullest extent permitted by Section 1713 of the BCL.

     Section 1746 of the BCL grants a corporation broad authority to indemnify its directors, officers and other agents for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pursuant to
Section 1746 of the BCL, Article VIII of the Company's By-Laws provides for indemnification of directors, officers and other agents of the Company to the extent otherwise permitted by
Section 1741 of the BCL and also in circumstances not otherwise permitted by Sections 1741 and 1742 of the BCL.

     Article VIII of the Company's By-Laws provides a right to indemnification for expenses and certain liabilities paid or incurred by any indemnified representative of the Company, including directors and officers of the Company, in connection with any actual or threatened claim, action, suit or proceeding in which he or she may be involved by reason of being or having been, among others, a director, officer, employee or agent of the Company, or at the request of the Company, of another corporation, partnership, joint venture, trust or other entity. In accordance with Section 1744 of the BCL, Article VIII requires the Company to determine the availability of indemnification by certain specified procedures, including by vote of directors not a party to the proceeding in respect for which indemnification is sought or, in certain circumstances, determination of independent counsel.

     Article VIII of the Company's By-Laws authorizes the Company to further effect or secure its indemnification obligations by purchasing and maintaining insurance. The
Company has purchased officers' and directors' liability insurance which covers certain liabilities incurred by its officers and directors in connection with the performance of their duties, subject to the limitations of such policy.
This insurance also insures the Company against any amounts paid by the Company to indemnify covered directors and officers.

ITEM 16.  LIST OF EXHIBITS.



Exhibit     Description of                Incorporated by
  No.          Exhibits                     Reference to

4.1      Amended and Restated        Incorporated herein by
         Articles of Incorporation   reference.  Filed
                                     previously with the
                                     Securities and Exchange
                                     Commission as Exhibit 4.1
                                     to Amendment No. 1 to Form
                                     S-3 dated June 12, 1997
                                     (File No. 33-81246)

4.2      By-Laws                     Incorporated herein by
                                     reference.  Filed previously
                                     with the Securities and
                                     Exchange Commission as
                                     Exhibit 4.2 to Form S-3
                                     dated July 1, 1996 (File No.
                                     333-7307)

4.3      Optional Dividend           Incorporated herein by
         Reinvestment Plan           reference.  Filed previously
                                     with the Securities and
                                     Exchange Commission as the
                                     Company's Form S-3 dated
                                     November 20, 1982 (File No.
                                     2-80547).

4.4      Employees' Stock Purchase   Incorporated herein by
         Plan Dated November         reference.  Filed previously
         28, 1988                    with the Securities and
                                     Exchange Commission as an
                                     exhibit to the Company's
                                     Registration Statement
                                     Form S-8 (File No. 33-26180)
                                     dated December 19, 1988.

4.5      Note Agreement Relative     Incorporated herein by
         to the $6,000,000 10.17%    reference.  Filed previously
         Senior Notes, Series A and  with the Securities and
         $5,000,000 9.60% Senior     Exchange Commission as
         Notes, Series B dated       Exhibit 4.5 to the Company's
         January 2, 1989             1989 Form 10-K.

4.6      Note Agreement Relative     Incorporated herein by
         to the $6,500,000 10.05%    reference.  Filed previously
         Senior Notes, Series C      with the Securities and
         dated August 15, 1990       Exchange Commission as
                                     Exhibit 4.6 to the Company's
                                     1990 Form 10-K.

4.7      Note Agreement Relative     Incorporated herein by
         to the $7,500,000 8.43%     reference.  Filed previously
         Senior Notes, Series D      with the Securities and
         dated December 15, 1992     Exchange Commission as
                                     Exhibit 4.7 to the Company's
                                     1992 Form 10-K.

4.8      Fourth Supplemental         Incorporated herein by
         Acquisition, Financing and  reference.  Filed previously
         Sale Agreement Relative     with the Securities and
         to the $2,700,000 4.75%     Exchange Commission as
         Water Facilities Revenue    Exhibit 4.8 to the Company's
         Refunding Bonds dated       Quarterly Report Form 10-Q
         February 1, 1994            for the quarter ended June
                                     30, 1994.

4.9      Fifth Supplemental          Incorporated herein by
         Acquisition, Financing and  reference.  Filed previously
         Sale Agreement Relative to  with the Securities and
         the $4,300,000 5% Water     Exchange Commission as
         Facilities Revenue          Exhibit 4.9 to the Company's
         Refunding Bonds dated       Quarterly Report Form 10-Q
         October 1,1995              for the quarter ended
                                     September 30, 1995.

4.10     Shareholder Rights          Incorporated herein by
         Agreement                   reference.  Filed previously
                                     with the Securities and
                                     Exchange Commission as
                                     Exhibit 1 to Form 8-A dated
                                     January 26, 1999.

5.1*     Opinion of Morgan, Lewis &
         Bockius LLP

23.1     Consent of Morgan, Lewis &
         Bockius (contained in
         their opinion to be filed
         as Exhibit 5.1 to the
         Registration Statement)

23.2*    Consent of KPMG LLP

23.3*    Consent of Stambaugh Ness, P.C.

24.1     Powers of Attorney included
         on the signature page of
         original registration statement

__________
   * Filed herewith.


ITEM 17.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)   To include any prospectus required by
     Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                            SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933,
THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO
BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING
ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE
SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY
AUTHORIZED, IN THE CITY OF YORK, PENNSYLVANIA, ON JUNE 25, 2001.

                                   THE YORK WATER COMPANY



                                   By: /s/ William T. Morris
                                       William T. Morris
                                       President, Chief Executive
                                       Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below. Each person in so signing, also makes, constitutes and appoints William T. Morris and Jeffrey S. Osman, and each of them acting alone, his or her true and lawful attorney-in-fact, with full power of substitution, to execute and cause to be filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended, any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

      SIGNATURE                TITLE                    DATE

/s/ William T. Morris     President, Chief          June 25, 2001
William T. Morris         Executive Officer
                          and Director
                          (Principal Executive
                          and Financial Officer)

/s/ Jeffrey S. Osman      Vice President of         June 25, 2001
Jeffrey S. Osman          Finance, Secretary and
                          Treasurer (Principal
                          Accounting Officer)

/s/ Horace Keesey III     Chairman of the Board     June 25, 2001
Horace Keesey III         and Director


/s/ Irvin S. Naylor       Vice Chairman of          June 25, 2001
Irvin S. Naylor           the Board and Director


/s/ Michael W. Gang       Director                  June 25, 2001
Michael W. Gang


/s/ Thomas C. Norris      Director                  June 25, 2001
Thomas C. Norris


/s/ George W. Hodges      Director                  June 25, 2001
George W. Hodges


/s/ George Hay Kain III   Director                  June 25, 2001
George Hay Kain, III


/s/ Chloe Eichelberger    Director                  June 25, 2001
Chloe Eichelberger


/s/ John L. Finlayson     Director                  June 25, 2001
John L. Finlayson




                           EXHIBIT 5.1






MORGAN, LEWIS & BOCKIUS LLP
1701 Market Street
Philadelphia, PA 19103-2921
Tel:  (215) 963-5000
Fax:  (215) 963-5299


July 2, 2001

The York Water Company
130 East Market Street
York, Pennsylvania  17405

Re:   The York Water Company Rights Offering of up to 120,000
      Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to The York Water Company, a Pennsylvania corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering by the Company of up to 120,000 shares (the "Shares") of the Company's common stock, no par value per share, to the Company's shareholders (the "Shareholders" or "Shareholder") in proportion to the amount of shares owned by each Shareholder presently.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement; (b) the Company's Amended and Restated Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such records, documents, statutes and decisions as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based upon the foregoing, we are of the opinion that, when and to the extent the Shares are issued to the Shareholders pursuant to, and in accordance with, the terms of the Subscription Rights described in the Registration Statement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

Our opinion set forth above is limited to the Pennsylvania
Business Corporation Law of 1988, as amended.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

The opinion expressed herein is solely for your benefit, and may be relied upon only by you.

Very truly yours,





                           EXHIBIT 23.2

                       CONSENT OF KPMG LLP

                CONSENT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors of The York Water Company


We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.


                                         /s/KPMG LLP


Baltimore, Maryland
July 2, 2001




                           EXHIBIT 23.3

                   CONSENT OF STAMBAUGH NESS PC





                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2001, which appears in the annual report on Form 10-K of The York Water Company for the year ended December 31, 2000, and to the reference to our Firm under the caption "Experts."


                                         /s/STAMBAUGH NESS, PC


York, Pennsylvania
July 2, 2001